INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of National Penn Bancshares, Inc. on Form S- 8 of our report dated January 16, 1998 incorporated in the Annual Report on Form 10-K of National Penn Bancshares, Inc. for the year ended December 31, 1997.



                                           /s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 29, 1999